Exhibit 99.1

iCAD REPORTS SECOND QUARTER FINANCIAL RESULTS

Total Revenue Increased 30% over Prior Year

Conference Call Begins Tuesday, July 30 at 10:00 a.m. Eastern Time

NASHUA, N.H. (July 29, 2013) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and six months ended June 30, 2013.

“We are pleased to report our second quarter financial results in which we achieved strong revenue growth and adjusted EBITDA profitability compared with the second quarter of 2012. This represents our fourth consecutive quarter of double-digit revenue growth and adjusted EBITDA profitability,” said Ken Ferry, President and CEO of iCAD.

“Revenue growth was particularly strong for the Therapy business in the quarter. We saw significant increases in new system placements and therapy source utilization, which is driven by increasing procedure volumes throughout our growing customer base. Moving forward, our efforts to continue to drive significant growth in this area will focus on broader distribution, clinical studies and expanding reimbursement, particularly for the treatment of breast and skin cancers.

“During the second quarter we experienced growth in our Cancer Detection subscription-based products and service revenue, which was offset by weaker new product sales, specifically in international markets. Also in the second quarter, we were pleased to expand our long-standing partnership with Fujifilm through the FDA clearance of our next-generation mammography computer-aided detection platform, PowerLook Advanced Mammography Platform, with Fujifilm’s family of Aspire HD Full-Field Digital Mammography Systems.

“Looking ahead, we will continue our focused efforts to execute successfully on our strategy and continue to deliver improved financial results,” concluded Mr. Ferry.

Second Quarter Financial Results

Revenue: Total revenue for the second quarter of 2013 increased 30% to $7.7 million from $5.9 million for the second quarter of 2012, driven by a 161% increase in Therapy revenue partially offset by a 14% decline in Cancer Detection product revenue.

Therapy revenue included Xoft™ Axxent™ Electronic Brachytherapy System™ product sales, as well as associated service and supply revenue. Cancer Detection revenue included film, digital mammography, MRI and CT CAD platforms, as well as service and supply revenue from these products.

	Three months ended June 30,
Cancer Detection	2013	2012	% Change
Products	$1,647	$2,687	(39)%
Service and supply	2,160	1,746	24%

Total revenue	$3,807	$4,433	(14)%

	Three months ended June 30,
Therapy	2013	2012	% Change
Products	$2,857	$849	237%
Service and supply	1,048	649	61%

Total revenue	$3,905	$1,498	161%

Gross Margin: Gross profit for the second quarter of 2013 was $5.2 million, or 67.7% of revenue, compared with gross profit for the second quarter of 2012 of $4.2 million, or 70.3% of revenue.

Operating Expenses: Total operating expenses for the quarter ended June 30, 2013 declined to $5.7 million from $6.1 million for the same period in 2012, primarily the result of continued cost-control measures implemented in the fourth quarter of 2011.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was $434,000 for the second quarter of 2013, compared with a loss of $916,000 for the same period in 2012.

Net Loss: The net loss for the second quarter of 2013 was $1.9 million, or $0.17 per share, compared with a net loss for the second quarter of 2012 of $2.9 million, or $0.27 per share.

Non-GAAP Adjusted Net Loss: The Company non-GAAP adjusted net loss, as defined below, for the second quarter of 2013 was $1.3 million, or $0.12 per share, compared with a non-GAAP adjusted net loss for the second quarter of 2012 of $2.7 million, or $0.25 per share.

Cash and Cash Flow: As of June 30, 2013, iCAD had cash and cash equivalents of $12.9 million, compared with $12.7 million as of March 31, 2013 and $13.9 million as of December 31, 2012. In the second quarter of 2013, iCAD generated cash of $239,000. Net cash used for the first six months of 2013 was $1.0 million.

Six Month Financial Results

Revenue: Total revenue for the first half of 2013 increased 27% to $15.6 million from $12.3 million for the first half of 2012, driven by a 106% increase in Therapy revenue partially offset by a 4% decline in Cancer Detection product revenue.

	Six months ended June 30,
Cancer Detection	2013	2012	% Change
Products	$4,320	$5,304	(19)%
Service and supply	4,125	3,468	19%

Total revenue	$8,445	$8,772	(4)%

	Six months ended June 30,
Therapy	2013	2012	% Change
Products	$5,244	$2,283	130%
Service and supply	1,953	1,219	260%

Total revenue	$7,197	$3,502	106%

Gross Margin: Gross profit for the first half of 2013 was $10.9 million, or 69.5% of revenue, compared with gross profit for the first half of 2012 of $8.6 million, or 70.0% of revenue.

Operating Expenses: Total operating expenses for the six months ended June 30, 2013 declined to $11.7 million from $12.5 million for the same period in 2012.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA for the first half of 2013 was $1.0 million, compared with a loss of $1.9 million for the first half of 2012.

Net Loss: The net loss for the first six months of 2013 was $2.6 million, or $0.24 per share, compared with a net loss for the first six months of 2012 of $5.2 million, or $0.48 per share.

Non-GAAP Adjusted Net Loss: The Company’s non-GAAP adjusted net loss for the first six months of 2013 was $2.5 million, or $0.23 per share, compared with a non-GAAP adjusted net loss for the first six months of 2012 of $5.5 million, or $0.51 per share.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

Conference Call

iCAD management will host an investment community conference call on Tuesday, July 30, 2013 beginning at 10:00 a.m. Eastern Time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 877-703-6106 (domestic) or 857-244-7305 (international) and entering passcode 16130604. The call also will be broadcast live on the Internet at www.streetevents.com, www.earnings.com and www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through August 6, 2013 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 91450890. The call will also be archived for 90 days at www.streetevents.com, www.earnings.com and www.icadmed.com.

About iCAD, Inc.

iCAD is an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of common cancers. iCAD’s Xoft System offers radiation treatment for early-stage breast cancer that can be administered in the form of intraoperative radiation therapy or accelerated partial breast irradiation. The Xoft System is also cleared for the treatment of non-melanoma skin cancer and endometrial cancer. iCAD offers a comprehensive range of high-performance, upgradeable CAD solutions for mammography and advanced image analysis and workflow solutions for Magnetic Resonance Imaging, for breast and prostate cancers and Computed Tomography for colorectal cancer. For more information, call 877-iCADnow, or visit www.icadmed.com.

For iCAD, contact Kevin Burns at 937-431-7967 or via email at kburns@icadmed.com

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 x6604 or via email at afields@lhai.com

For iCAD media inquiries, contact Helen Shik of Schwartz MSL at 781-684-0770 or via email at iCAD@schwartzmsl.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

-Tables to Follow -

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Products	$4,504	$3,536	$9,564	$7,587
Service and supplies	3,208	2,395	6,078	4,687

Total revenue	7,712	5,931	15,642	12,274
Cost of revenue:
Products	1,446	969	2,801	2,076
Service and supplies	810	560	1,504	1,137
Amortization of acquired intangibles	234	233	467	465

Total cost of revenue	2,490	1,762	4,772	3,678

Gross profit	5,222	4,169	10,870	8,596

Operating expenses:
Engineering and product development	1,756	1,975	3,622	4,187
Marketing and sales	2,337	2,488	4,775	5,134
General and administrative	1,602	1,603	3,274	3,198

Total operating expenses	5,695	6,066	11,671	12,519

Loss from operations	(473)	(1,897)	(801)	(3,923)
(Loss) Gain from change in fair value of warrant	(571)	(213)	(140)	386
Interest expense	(834)	(831)	(1,660)	(1,666)
Other income	6	9	12	18

Other expense, net	(1,399)	(1,035)	(1,788)	(1,262)
Loss before income tax expense	(1,872)	(2,932)	(2,589)	(5,185)
Income tax expense	(10)	(11)	(20)	(22)

Net loss and comprehensive loss	$(1,882)	$(2,943)	$(2,609)	$(5,207)

Net loss per share:
Basic and diluted	$(0.17)	$(0.27)	$(0.24)	$(0.48)

Weighted average number of shares used in computing loss per share:
Basic and diluted	10,836	10,794	10,828	10,785

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$12,912	$13,948
Trade accounts receivable, net of allowance for doubtful accounts of $73 in 2013 and $48 in 2012	6,099	4,980
Inventory, net	1,941	2,119
Prepaid expenses and other current assets	467	486

Total current assets	21,419	21,533

Property and equipment, net of accumulated depreciation and amortization of $3,947 in 2013 and $3,627 in 2012	1,343	1,483
Other assets	531	638
Intangible assets, net of accumulated amortization of $11,604 in 2013 and $10,744 in 2012	14,388	15,230
Goodwill	21,109	21,109

Total assets	$58,790	$59,993

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,480	$1,940
Accrued and other expenses	2,829	4,142
Interest payable	543	499
Warrant liability	1,678	1,538
Deferred revenue	7,433	6,520

Total current liabilities	14,963	14,639

Deferred revenue, long-term portion	1,775	1,502
Other long-term liabilities	1,248	1,341
Notes payable	15,169	14,846

Total liabilities	33,155	32,328

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 11,022,742 in 2013 and 10,993,933 in 2012; outstanding 10,836,911 in 2013 and 10,808,102 in 2012	110	110
Additional paid-in capital	165,995	165,416
Accumulated deficit	(139,055)	(136,446)
Treasury stock at cost 185,831 in 2013 and 2012	(1,415)	(1,415)

Total stockholders’ equity	25,635	27,665

Total liabilities and stockholders’ equity	$58,790	$59,993

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
GAAP Net Loss	$(1,882)	$(2,943)	$(2,609)	$(5,207)
Interest Expense	834	831	1,660	1,666
Other (expense) income	(6)	(9)	(12)	(18)
Stock Compensation	294	233	601	448
Depreciation	183	225	366	466
Amortization	430	523	860	1,046
Tax expense (benefit)	10	11	20	22
Severance	—	—	—	80
Loss (Gain) on warrant	571	213	140	(386)

Non GAAP Adjusted EBITDA	$434	$(916)	$1,026	$(1,883)

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except loss per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
GAAP Net Loss	$(1,882)	$(2,943)	$(2,609)	$(5,207)
Adjustments to net loss:
Severance	—	—	—	80
Loss (gain) from change in fair value of warrant	571	213	140	(386)

Non GAAP Adjusted Net Loss	$(1,311)	$(2,730)	$(2,469)	$(5,513)

Net loss per share
GAAP Net loss per share	$(0.17)	$(0.27)	$(0.24)	$(0.48)
Adjustments to net loss (as detailed above)	0.05	0.02	0.01	(0.03)

Non GAAP Adjusted Net Loss per share	$(0.12)	$(0.25)	$(0.23)	$(0.51)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or U.S. GAAP (“GAAP”). However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense from its non GAAP Adjusted EBITDA calculation.

•

Severance: relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•

Gain (loss) on Warrant: The Company issued warrants in connection with the financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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